UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2026

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36393 (Commission File Number)	80-0957485 (IRS Employer Identification No.)
7501 W. Memorial Road, Oklahoma City, Oklahoma (Address of principal executive offices)		73142 (Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Paycom Software, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on May 4, 2026. A total of 40,329,302.78 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal was included in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2026.

Proposal 1: Election of two Class I directors, each to serve until the date of the 2029 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or his or her earlier death, resignation or removal

Nominees	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Sharen J. Turney	22,025,798.98	12,647,730.33	97,761.77	5,558,011.69
J.C. Watts, Jr.	25,772,682.13	8,962,923.19	35,685.77	5,558,011.69

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026

Votes Cast For	Votes Cast Against	Abstentions
40,006,177.47	307,228.31	15,897.00

Proposal 3: Approval, on an advisory basis, of the compensation of the Company’s named executive officers

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
21,125,671.91	13,610,087.13	35,563.04	5,557,980.69

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date:	May 7, 2026	By:	/s/ Robert D. Foster
Robert D. Foster
Chief Financial Officer